Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
First Quarter 2009 Operating Results
Baton Rouge, LA — May 7, 2009 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2009.
First Quarter Results
Lamar reported net revenues of $247.2 million for the first quarter of 2009 versus $282.8 million for the first quarter of 2008, a 12.6% decrease. Operating income for the first quarter of 2009 was $4.6 million as compared to $36.1 million for the same period in 2008. There was a net loss of $21.3 million for the first quarter of 2009 compared to a net loss of $3.2 million for the first quarter of 2008.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net loss at the end of this release) for the first quarter of 2009 was $91.2 million versus $114.2 million for the first quarter of 2008, a 20.1% decrease.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the first quarter of 2009 was $45.5 million as compared to $21.5 million for the same period in 2008, a 112.2% increase.
Pro forma net revenue for the first quarter of 2009 decreased 15.3% and pro forma EBITDA decreased 19.9% as compared to the first quarter of 2008. Pro forma net revenue and EBITDA include adjustments to the 2008 period for acquisitions and divestitures for the same time frame as actually owned in the 2009 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Recent Transactions
During the quarter ended March 31, 2009, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company, completed an institutional private placement of $350 million aggregate principal amount ($314.9 million gross proceeds) of 9 3/4% Senior Notes due 2014. In addition, Lamar Media initiated an amendment to its existing senior credit facility that was effective on April 6, 2009. The amendment to its existing credit agreement included among other things: (i) a reduction in the amount of the revolving credit commitments available thereunder from $400 million to $200 million, (ii) an increase in the interest rate margins for the revolving credit facility and term loans under the credit agreement, (iii) changes to certain provisions regarding mandatory prepayments of loans, (iv) amendments to certain financial covenants and (v) a pledge of additional collateral by Lamar Media and its subsidiaries, including certain owned real estate properties, to secure the loans made under the credit agreement.
In addition, Lamar commenced a tender offer to purchase for cash any and all of its outstanding 2 7/8% Convertible Notes due 2010-Series B (the “Convertible Notes”) during the quarter ended March 31, 2009. Lamar accepted for payment approximately $153 million principal amount of the Convertible Notes, or 53.5% of the outstanding Convertible Notes, at a purchase price of $920 per $1,000 principal amount of Convertible Notes, plus accrued and unpaid interest on April 20, 2009.

Guidance
For the second quarter of 2009 the Company expects net revenue to be approximately $275.0 million. On a pro forma basis this represents a decrease of approximately 16%.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the second quarter of 2009. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on Thursday, May 7, 2009 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	39954777
Available through Monday, May 11, 2009 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, May 11, 2009 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and approximately 63 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre Chief Financial Officer (225) 926-1000 KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended	Three months ended
	March 31, 2009	March 31, 2008
		(As adjusted)*

Net revenues	$247,248	$282,776

Operating expenses (income)
Direct advertising expenses	100,321	104,787
General and administrative expenses	45,377	50,984
Corporate expenses	10,321	12,790
Non-cash compensation	1,505	1,410
Depreciation and amortization	85,774	77,693
Gain on disposition of assets	(652)	(943)

	242,646	246,721

Operating income	4,602	36,055

Other expense (income)
Gain on disposition of/return on investment	—	(1,533)
Interest income	(145)	(449)
Interest expense	36,350	43,488

	36,205	41,506

Loss before income tax benefit	(31,603)	(5,451)
Income tax benefit	(10,270)	(2,244)

Net loss	(21,333)	(3,207)
Preferred stock dividends	91	91

Net loss applicable to common stock	($21,424)	($3,298)

Loss per share:
Basic loss per share	($0.23)	($0.04)

Diluted loss per share	($0.23)	($0.04)

Weighted average common shares outstanding:
- basic	91,579,117	93,429,973
- diluted	91,674,499	93,682,468

OTHER DATA
Free Cash Flow Computation:
EBITDA	$91,229	$114,215
Interest, net	(34,923)	(41,794)
Current tax expense	(618)	(621)
Preferred stock dividends	(91)	(91)
Total capital expenditures (1)	(10,058)	(50,245)

Free cash flow	$45,539	$21,464

(1)	See the capital expenditures detail included in this release for a breakdown by category.

	March 31,	December 31,
	2009	2008
		(As adjusted)*
Selected Balance Sheet Data:
Cash and cash equivalents	$193,752	14,139
Working capital	279,658	84,105
Total assets	4,235,020	4,117,025
Total debt (including current maturities)	2,985,159	2,814,449
Total stockholders’ equity	854,486	873,725

*	Adjusted to reflect the retrospective application of FSP APB 14-1 adopted on January 1, 2009.

	Three months ended
	March 31,
	2009	2008
		(As adjusted)*
Other Data:
Cash flows provided by operating activities	$19,361	$19,639
Cash flows used in investing activities	3,588	113,292
Cash flows provided by financing activities	163,935	40,130

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$19,361	$19,639
Changes in operating assets and liabilities	38,701	54,620
Total capital expenditures	(10,058)	(50,245)
Preferred stock dividends	(91)	(91)
Other	(2,374)	(2,459)

Free cash flow	$45,539	$21,464

Reconciliation of EBITDA to Net loss:
EBITDA	$91,229	$114,215
Less:
Non-cash compensation	1,505	1,410
Depreciation and amortization	85,774	77,693
Gain on disposition of assets	(652)	(943)

Operating Income	4,602	36,055

Less:
Gain on disposition of/return on investment	—	(1,533)
Interest income	(145)	(449)
Interest expense	36,350	43,488
Income tax benefit	(10,270)	(2,244)

Net loss	($21,333)	($3,207)

*	Adjusted to reflect the retrospective application of FSP APB 14-1 adopted on January 1, 2009.

	Three months ended
	March 31,
	2009	2008	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$247,248	$282,776	(12.6%)
Acquisitions and divestitures	—	9,014

Pro forma net revenue	$247,248	$291,790	(15.3%)

Reported direct advertising and G&A expenses	$145,698	$155,771	(6.5%)
Acquisitions and divestitures	—	9,406

Pro forma direct advertising and G&A expenses	$145,698	$165,177	(11.8%)

Reported outdoor operating income	$101,550	$127,005	(20.0%)
Acquisitions and divestitures	—	(392)

Pro forma outdoor operating income	$101,550	$126,613	(19.8%)

Reported corporate expenses	$10,321	$12,790	(19.3%)
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$10,321	$12,790	(19.3%)

Reported EBITDA	$91,229	$114,215	(20.1%)
Acquisitions and divestitures	—	(392)

Pro forma EBITDA	$91,229	$113,823	(19.9%)

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2008 for acquisitions and divestitures for the same time frame as actually owned in 2009.

	Three months ended
	March 31,
	2009	2008

Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating income	$101,550	$127,005
Less: Corporate expenses	10,321	12,790
Non-cash compensation	1,505	1,410
Depreciation and amortization	85,774	77,693
Plus: Gain on disposition of assets	652	943

Operating income	$4,602	$36,055

	Three months ended
	March 31,
	2009	2008

Capital expenditure detail by category
Billboards — traditional	$2,844	$18,452
Billboards — digital	4,318	25,242
Logo	662	1,654
Transit	988	90
Land and buildings	384	983
Operating equipment	862	3,824

Total capital expenditures	$10,058	$50,245